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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 22, 2008

                         UNIVERSAL DETECTION TECHNOLOGY
               (Exact name of Registrant as specified in charter)

         California                  000-14266                 95-2746949
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)          Identification Number)

                         9595 Wilshire Blvd., Suite 700
                         Beverly Hills, California 90212
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 248-3655

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

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ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES.

      Between May 12, 2008 and June 18, 2008, the Registrant entered into four agreements pursuant to which it has issued an aggregate of 386,650,000 shares of its common stock (the "Shares"). The offers and sales of the Shares were made in private transactions not involving a public offering, without any general solicitation or advertising, to entities with preexisting relationships with the Registrant and, accordingly, are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) of the Securities Act.

      172,525,000 Shares were issued at a price of $0.00014 per share in exchange for the surrender and cancellation of an aggregate of $24,153.50 of indebtedness owed by the Registrant to the recipients of those Shares; 100,000,000 Shares were issued at a price of $0.00015 per share in exchange for the surrender and cancellation of an aggregate of $15,000.00 of indebtedness owed by the Registrant to the recipients of those Shares; 94,125,000 Shares were issued at a price of $0.0002 per share in exchange for the surrender and cancellation of an aggregate of $18,825 of indebtedness owed by the Registrant to the recipients of those Shares; and, 20,000,000 Shares were issued at a price of $0.00015 per share in exchange for the surrender and cancellation of an aggregate of $3,000 of indebtedness owed by the Registrant to the recipients of those Shares The Registrant has not received and will not receive any other consideration for these issuances.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


UNIVERSAL DETECTION TECHNOLOGY

By:   /s/ Jacques Tizabi
      Jacques Tizabi
      Chief Executive Officer
      Dated: July 22, 2008




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